Exhibit 99.2

Windstream Announces Increase of Previously Announced Tender Offer

Release Date: Mar. 14, 2011

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) announced today that it is increasing the maximum amount (the “tender cap”) of its 8.625% Senior Notes due 2016 (referred to below as the “notes”) that it is seeking in its previously announced tender offer (referred to below as the “tender offer”) to purchase for cash a portion of such outstanding notes to $1,100 million from the original amount of $600 million.

As of 5:00 p.m., New York City time, on Mar. 11, 2011, a total of approximately $1,036 million in aggregate principal amount of outstanding notes had been tendered in the tender offer. Withdrawal rights for all such notes tendered have expired, and holders who have already tendered notes are no longer able to withdraw such tendered notes. The tender offer is scheduled to expire at midnight, New York City time, on Mar. 29, 2011, unless extended or earlier terminated.

If the aggregate principal amount of notes validly tendered exceeds $1,100 million, the aggregate principal amount of notes purchased will be prorated based on the aggregate principal amount of notes tendered, such that the aggregate principal amount of notes accepted for purchase will not exceed $1,100 million. Windstream reserves the right, in its sole discretion, to waive, increase or decrease the new tender cap.

Full details of the terms and conditions of the tender offer are included in Windstream’s Offer to Purchase, dated Mar. 2, 2011, as supplemented by Supplement No. 1 to Offer to Purchase, dated Mar. 14, 2011, and the accompanying Letter of Transmittal. Except as described above, all other terms and conditions of the tender offer are unchanged.

Holders of notes who validly tendered and did not validly withdraw their notes at or before the early tender date of 5:00 p.m., New York City time, on Mar. 11, 2011, will, if such notes are accepted, receive the previously announced Total Consideration, which is equal to $1,065.00 per $1,000 principal amount of notes. Holders who tender their notes after the early tender date will, if such notes are accepted by us, receive the previously announced Tender Offer Consideration, which is equal to the Total Consideration minus an early tender payment of $30.00 per $1,000 principal amount of notes. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the settlement date. Subject to the terms and conditions of the tender offer, Windstream expects to pay for notes that have been validly tendered and not validly withdrawn on Mar. 30, 2011, the business day after the date on which the tender offer expires.

Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are serving as the dealer managers for the tender offer. U.S. Bank National Association is serving as the depositary and Global Bondholder Services Corporation is serving as the information agent for the tender offer.

Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 389-1500 or (212) 430-3774 or in writing at 65 Broadway, Suite 404, New York, New York 10006. Questions regarding the tender offer may be directed to either Citigroup Global Markets Inc. at (800) 558-3745 or collect at (212) 723-6106 or Wells Fargo Securities, LLC at (866) 309-6316 or collect at (704) 715-8341.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. None of Windstream, the dealer managers, the depositary, or the information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology solutions provider with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services, MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	continued access line loss;
•	the impact of new, emerging or competing technologies;
•	the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;
•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

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for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;
•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;
•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unfavorable results of litigation;
•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;
•	changes in federal, state and local tax laws and rates; and
•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2010, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

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